Exhibit 99.2

TangenX Technology Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

TangenX Technology Corporation

Report on the Financial Statements

We have audited the accompanying financial statements of TangenX Technology Corporation (the “Company”), which comprise the balance sheet as of December 31, 2015, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TangenX Technology Corporation as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Boston, Massachusetts

March 1, 2017

TangenX Technology Corporation

Balance Sheets

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$3,170,272	$2,121,743
Accounts receivable, net	778,600	623,481
Inventories, net	406,162	556,520
Prepaid expenses and other current assets	39,513	55,924

Total current assets	4,394,547	3,357,668
Property and equipment, net	202,276	192,997
Deferred tax assets	33,176	20,037
Other assets	791	—

Total assets	$4,630,790	$3,570,702

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$34,771	$41,042
Accrued expenses	665,906	314,976
Payable for stock repurchase	1,345,000	—
Accrued income tax payable – federal	—	440,308
Put option liability	7,573,765	8,717,118

Total current liabilities	9,619,442	9,513,444

Commitments and contingencies (Note 9)
Stockholders’ deficit
Common stock, no par value, 200,000 shares authorized, 16,060 shares issued and outstanding at September 30, 2016 (unaudited) and December 31, 2015	—	—
Additional paid in capital	335,000	1,680,000
Accumulated deficit	(5,323,652)	(7,622,742)

Total stockholders’ deficit	(4,988,652)	(5,942,742)

Total liabilities and stockholders’ deficit	$4,630,790	$3,570,702

The accompanying notes are an integral part of these financial statements.

TangenX Technology Corporation

Statements of Operations

	Nine Months Ended September 30,		Year Ended December 31, 2015
	2016	2015
	(Unaudited)	(Unaudited)
Revenue	$4,716,468	$3,707,432	$4,900,170
Cost of revenue	1,801,561	1,358,192	1,760,746

Gross profit	2,914,907	2,349,240	3,139,424

Operating expenses:
Selling, general, and administrative	976,887	821,081	1,133,508
Change in fair value of put option liability	(1,143,353)	3,370,052	3,534,525

Total operating expenses	(166,466)	4,191,133	4,668,033
Operating income (loss)	3,081,373	(1,841,893)	(1,528,609)
Interest income	3,052	1,104	2,242

Income (loss) before income taxes	3,084,425	(1,840,789)	(1,526,367)

Income tax expense	785,335	452,290	609,297

Net income (loss)	$2,299,090	$(2,293,079)	$(2,135,664)

The accompanying notes are an integral part of these financial statements.

TangenX Technology Corporation

Statements of Changes in Stockholders’ Deficit

	Common Stock Shares	Common Stock Amount	Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance, January 1, 2015	16,060	$—	$1,680,000	$(5,487,078)	$(3,807,078)
Net loss				(2,135,664)	(2,135,664)

Balance, December 31, 2015	16,060	—	1,680,000	(7,622,742)	(5,942,742)
Payable for stock repurchase (unaudited)			(1,345,000)		(1,345,000)
Net income (unaudited)				2,299,090	2,299,090

Balance, September 30, 2016 (unaudited)	16,060	$—	$335,000	$(5,323,652)	$(4,988,652)

The accompanying notes are an integral part of these financial statements.

TangenX Technology Corporation

Statements of Cash Flows

	Nine Months Ended September 30,		Year Ended December 31,
	2016	2015	2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$2,299,090	$(2,293,079)	$(2,135,664)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	43,189	38,406	47,025
(Decrease) increase in fair value of put option liability	(1,143,353)	3,370,052	3,534,525
Deferred tax expense (benefit)	(13,139)	88,868	79,634
Provision for (recovery of) bad debt	1,594	(1,848)	(1,729)
Changes in operating assets and liabilities:
Accounts receivable	(156,713)	136,538	170,089
Inventories	150,358	(225,185)	(232,097)
Prepaid expenses and other assets	15,619	(2,870)	(42,511)
Accounts payable	(6,271)	31,810	16,367
Accrued expenses	350,930	168,754	74,270
Accrued income tax payable – federal	(440,308)	291,878	424,497

Net cash provided by operating activities	1,100,996	1,603,324	1,934,406

Cash flows from investing activities:
Purchases of property and equipment	(52,467)	(71,420)	(81,930)

Net cash used in investing activities	(52,467)	(71,420)	(81,930)

Net increase in cash and cash equivalents	1,048,529	1,531,904	1,852,476
Cash and cash equivalents, beginning of period	2,121,743	269,267	269,267

Cash and cash equivalents, end of period	$3,170,272	1,801,171	$2,121,743

Supplemental disclosure of cash flow information:
Cash paid for taxes	$1,039,363	$27,106	$27,106

Non-cash financing activities:
Payable for stock repurchase	$1,345,000	$—	$—

The accompanying notes are an integral part of these financial statements.

TangenX Technology Corporation

Notes to Financial Statements

NOTE 1 – NATURE OF BUSINESS

TangenX Technology Corporation (the “Company” or “TangenX”), is a Corporation organized under the laws of the Commonwealth of Massachusetts in 2004, and is headquartered in Shrewsbury, Massachusetts. TangenX is primarily engaged in the development, production and commercialization of innovative tangential flow filtration membrane products for the biopharmaceutical industry. 75.8% of the common stock of the Company is owned by Novasep, Inc. (“Novasep”), a company with headquarters in France. Novasep is a leading international provider of services for the Life Science industry, based on specialized technologies. Novasep is recognized for its expertise in the field of molecule production and purification.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Company’s financial statements and accompanying notes. The Company bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could differ from those estimates. The amounts of assets and liabilities reported in the Company’s balance sheets and revenues and expenses reported in the statements of income for the periods presented are affected by estimates and assumptions, which are used for, but not limited to, the accounting for revenue recognition, allowance for doubtful accounts, reserve for inventory obsolescence, depreciation and amortization periods, fair value of the put option liability, and the warranty accrual.

Fair Value Measurements

The Company’s financial assets and liabilities include cash, accounts receivable, accounts payable, and accrued expenses. The carrying amounts of the Company’s financial assets and liabilities approximate fair value because of the short maturity of these instruments.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains cash balances in several financial institutions. Interest-bearing balances in U.S. banks are insured by the Federal Deposit Insurance Corporation for up to $250,000 per institution. From time to time the Company’s balances may exceed these limits. Cash equivalents include money market funds.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts. The Company evaluates the collectability of its accounts receivable based on a combination of factors. When the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due. For all other customers, the Company recognizes allowances for doubtful accounts based on the length of time the receivables are outstanding, the current business environment and its historical experience. The Company offers most customers 30-45 day terms. In special situations, the Company may offer extended terms or discounts to selected customers.

Accounts are considered past due when invoices become 30 days past the initial payment term. The Company generally does not record interest on past due accounts. Accounts are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. At September 30, 2016, the Company recorded a bad debt reserve of $7,864 (unaudited). At December 31, 2015, the Company recorded a bad debt reserve of $6,270.

Inventory

Inventory is stated at the lower of costs or net realizable value. Cost is determined generally by the average cost using the first-in, first-out basis. Inventory consists of raw material parts and assembled cassettes and hardware. The Company considers obsolescence, excessive levels, deterioration, and other factors in evaluating the net realizable value and obsolescence reserves. For interim periods, the Company uses the gross profit method to determine inventory amounts.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation.

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable through an assessment of the estimated future undiscounted cash flows related to such assets. In the event that assets are found to be carried at amounts that are in excess of estimated undiscounted future cash flows, the carrying value of the related asset or group of assets is reduced to a level commensurate with fair value based on a discounted cash flow analysis. No impairment indicators were identified during the nine months ended September 30, 2016 (unaudited) or year ended December 31, 2015.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation on leasehold improvements is computed using the straight-line method over the shorter of the assets’ estimated useful lives or the lease term.

The estimated useful lives used in determining depreciation are as follows:

Leasehold Improvements	Shorter of the term of the lease or estimated useful life
Machinery and Equipment	3-7 Years
Furniture and Fixtures	3-5 Years

Revenue Recognition

The Company recognizes revenue on the date of the sale of its products when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured. For product sales to distributors, the Company recognizes revenue for both equipment and consumables upon delivery to the distributors unless direct shipment to the end user’s is requested. In this case, revenue is recognized upon delivery to the end user’s location. In general, distributors are responsible for shipment to the end customer along with installation, training and acceptance of the equipment by the end customer. Shipments to distributors are not contingent upon resale of the product. We have a few longstanding customers who comprise the majority of revenue and have excellent payment histories and therefore we do not require collateral. We have had no significant write-offs of uncollectible invoices in the periods presented.

Shipping and Handling Costs

The Company includes freight, postage and other shipping costs in cost of sales. Billings for third party shipping and handling costs are included in revenues.

Research and Development

Research and development expenses were immaterial for the nine months ended September 30, 2016 and 2015 (unaudited) and for the year ended December 31, 2015.

Advertising

The Company expenses advertising as incurred. Advertising expense amounted to $12,195 and $12,658 for the nine months ended September 30, 2016 and 2015 (unaudited), respectively. Advertising expense amounted to $16,372 for the year ended December 31, 2015.

Warranties

The Company provides parts and service warranties on its products. Liability under service and warranty policies is based upon review of historical warranty and claim experience. Adjustments are made to accruals based on actual claim data and historical experience. Management has recorded a warranty liability of approximately $20,000 at September 30, 2016 (unaudited) and December 31, 2015, which is included in accrued expenses on the accompanying balance sheets.

Income Taxes

Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The

Company accounts for uncertain tax positions using a “more-likely-than-not” threshold for recognizing and resolving uncertain tax positions. The evaluation of uncertain tax positions is based on factors including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position. The Company evaluates this tax position on a quarterly basis. The Company also accrues for potential interest and penalties related to unrecognized tax benefits in income tax expense.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. By their nature, all such financial instruments involve risks including the credit risks of non-performance by counterparties. Trade accounts receivable are incurred pursuant to contractual terms with customers worldwide. Credit losses on accounts receivable have not been material. The Company evaluates the creditworthiness of its clients in conjunction with its revenue recognition processes as well as through its ongoing collectability assessment processes for accounts receivable.

The Company had one customer that accounted for approximately 12% of total revenue for the nine months ended September 30, 2016 (unaudited), one customer that accounted for approximately 17% of total revenue for the nine months ended September 30, 2015 (unaudited) and one customer that accounted for approximately 18% of total revenue for the year ended December 31, 2015. The Company had one customer that accounted for approximately 17% and a second customer that accounted for approximately 14%, of accounts receivable as of September 30, 2016 (unaudited). The Company had one customer that represented 19% of total accounts receivable as of December 31, 2015.

NOTE 3 – INVENTORY, NET

Inventories, net consist of the following:

	September 30, 2016	December 31, 2015
	(Unaudited)
Raw materials	$168,535	$321,205
Work-in-process	136,862	109,714
Finished good	125,765	150,601

	431,162	581,520
Less: inventory reserve	(25,000)	(25,000)

	$406,162	$556,520

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	September 30, 2016	December 31, 2015
	(Unaudited)
Furniture and fixtures	$109,960	$90,180
Machinery and equipment	422,230	389,543
Leasehold improvements	38,900	38,900

	571,090	518,623
Less: accumulated depreciation	(368,814)	(325,626)

Property and equipment, net	$202,276	$192,997

Depreciation expense was $43,189 and $38,406 for the nine months ended September 30, 2016 and 2015 (unaudited), respectively. Depreciation expense for the year ended December 31, 2015 was $47,025.

NOTE 5 – ACCRUED EXPENSES

Accrued expenses consist of the following:

	September 30, 2016	December 31, 2015
	(Unaudited)
Accrued compensation	$346,618	$194,728
Accrued state income taxes payable	293,202	82,652
Other accrued expenses	26,086	37,596

Accrued expenses	$665,906	$314,976

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company has 2,000 shares of voting common stock authorized and 415 shares outstanding at September 30, 2016 (unaudited) and December 31, 2015. The Company has 198,000 shares of non-voting common stock authorized and 15,645 shares outstanding at September 30, 2016 (unaudited) and December 31, 2015. The owners of common stock with voting rights are members of the Company’s Board of Directors. Owners of the shares of non-voting common stock are not members of the Board of Directors.

NOTE 7 – INCOME TAXES

Income tax data for the nine months ended September 30, 2016 and 2015 (unaudited) and for the year ended December 31, 2015 is as follows:

	Nine Months Ended September 30,		Year Ended December 31, 2015
	2016	2015
	(Unaudited)	(Unaudited)
The current and deferred components of the provision for income taxes on operations are as follows:
Current	$798,474	$363,422	$529,663
Deferred	(13,139)	88,868	79,634

Total	$785,335	$452,290	$609,297

The jurisdictional components of the provision for income taxes on operations are as follows:
Federal	$491,182	$384,763	$510,508
State	294,153	67,527	98,789

Total	$785,335	$452,290	$609,297

The components of the Company’s deferred tax assets and deferred tax liabilities are as follows:

	September 30, 2016	December 31, 2015
	(Unaudited)
Deferred tax assets:
Temporary timing differences:
Organizational costs	$10,717	$12,345
Bad debt reserve	2,985	2,380
Inventory reserve	9,490	9,490
Accrued vacation	32,337	35,615
Warranty reserve	—	7,592
Other accrued expenses	8,264	—

Net deferred tax assets	$63,793	$67,422
Deferred tax liabilities:
Temporary timing differences:
Fixed asset depreciation	$(30,617)	$(47,385)

Net deferred tax assets	$33,176	$20,037

As of September 30, 2016 (unaudited) and December 31, 2015, the Company believes that realization of its deferred tax assets beyond September 30, 2016 (unaudited) and December 31, 2015 is more likely than not, and as a result, the Company does not maintain a valuation allowance against its deferred tax assets.

The reconciliation of the federal statutory rate to the effective income tax rate is as follows:

	Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015		Year Ended December 31, 2015
	(Unaudited)		(Unaudited)
Income before income taxes	$3,084,425		$(1,840,789)		$(1,526,367)

Expected tax at statutory rate	1,048,704	34%	(625,868)	34%	(518,965)	34%
Adjustments due to:
State income and franchise taxes	193,675	6.28%	47,700	(2.59%)	68,005	(4.46%)
R&D tax credits	—	—	(103,784)	5.64%	(107,091)	7.02%
Permanent differences	(445,437)	(14.44%)	1,100,344	(59.78%)	1,143,541	(74.92%)
Other	(11,607)	(.38)%	33,898	(1.84)%	23,807	(1.56%)

Provision for income taxes	785,335	25.46%	452,290	(24.57%)	$609,297	(39.92%)

The fiscal years ended December 31, 2016, 2015, 2014 and 2013 are subject to examination by the federal and state taxing authorities.

NOTE 8 – RELATED PARTY TRANSACTION

As of December 31, 2015, Novasep held 75.9% of the voting common stock and 75.8% of the non-voting common stock of the Company. During the nine months ended September 30, 2016 and 2015 (unaudited), Novasep purchased $23,470 and $180,507 of product from the Company, respectively. During the year ended December 31, 2015, Novasep purchased $181,591 of product from the Company. As of September 30, 2016, there were no accounts receivable from Novasep (unaudited). As of December 31, 2015, the Company had accounts receivable of $2,810 from Novasep. As of September 30, 2016, the Company had accounts payable to Novasep of $6,024 (unaudited). As of December 31, 2015, the Company had accounts payable to Novasep of $1,806.

Employee advances

The Company has receivables from non-interest bearing advances to employees of $1,779 as of September 30, 2016 (unaudited) and $4,000 as of December 31, 2015. The amounts are included in Prepaid expenses and other current assets in the accompanying balance sheets.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space and a car under operating leases. In January 2013, the Company signed a five year lease, beginning January 1, 2013 through December 31, 2018 for approximately 8,611 square feet of office, warehousing and manufacturing space in the same building. Monthly payments are approximately $6,459, plus common area maintenance (“CAM”) charges of approximately $1,220 per month. The Company also rents approximately 3,500 square feet of office, warehousing and manufacturing space in the same building. In October 2013, the Company signed a 3.5 year lease, commencing on July 1, 2013 and ending December 31, 2016. Monthly payments were $2,028 for years 1 and years 2 (plus $493 per month for CAM), and $2,100 (plus CAM) for the remainder of the term. In September 2016, the Company renewed the lease, commencing January 1, 2017, through December 31, 2018. Monthly payments are $2,607, plus CAM. The Company paid a security deposit of $4,000 for each office lease.

The car lease commenced in September 2014 and ends in November 2017, and monthly payments are approximately $300 per month.

Rent expense includes CAM charges. Rent expense for the nine months ended September 30, 2016 and 2015 (unaudited) was $114,256 and $98,982, respectively. Rent expense was $132,656 for the year ended December 31, 2015.

Minimum annual rent commitments under operating leases at December 31, 2015 are as follows:

Years ending December 31,	Amount Due
2016	$106,307
2017	112,090
2018	108,790

Total	$327,187

Put Agreement

On September 1, 2006, a Stockholder’s Agreement (the “Stockholders’ Agreement”) was entered into by and among TangenX and certain employees who were, collectively, holders of 3,880 shares of the Company’s common stock (“Holders”).

Pursuant to the Stockholder’s Agreement, if any Holder terminates their employment, the Holder has the right to sell to the Company, and the Company shall be required to purchase, all (but not less than all) of their shares (the right, herein, being referred to as the “put option”). If terminated for good reason before December 31, 2009, the price the Company would pay is the greater of the $100 per share or the Value per Share, as defined below. If terminated without good reason before December 31, 2010, the price to be paid is equal to the lesser of the $100 per share or the Value per Share. After January 1, 2010, the Holder has the right to sell to the Company, and the Company shall be required to purchase, all (but not less than all) of the shares owned at a price equal to the Value per Share. The Value per Share is defined as ten (10) times the Company’s EBIT for the twelve (12) consecutive calendar months preceding the date on which the Holder exercises their put option rights minus the Company’s net indebtedness as of the last day of such twelve (12) month period, divided by the total number of issued shares at the time the put option is exercised. The Value per Share was $1,668.80, $1,289.69, $1,255.35, $750.10 and $100.00 at September 30, 2016 (unaudited), September 30, 2015 (unaudited), December 31, 2015, December 31, 2014 (unaudited), and September 1, 2006 (unaudited), respectively. The Company shall pay the amount due to the Holders in cash.

The shares underlying the put option are classified as current liabilities in the accompanying balance sheets as the repurchase price is based upon a formula ($100 per share or the Value per Share), as opposed to the fair value of the Company’s common stock, which results in the Holder being able to avoid bearing the risks and rewards normally associated with equity share ownership. The shares underlying the put options are revalued at each reporting period. Change in the fair value of the shares underlying the put option are included in change in fair value of put option liability in the accompanying statements of operations.

On July 28, 2016, pursuant to the Stockholders’ Agreement, one of the Holders exercised his put option and the Company repurchased all of his shares (780 shares) at a price equal to the Value per Share of $1,724.36 for a total of $1,345,000. The payment was made in October, 2016 and the amount is classified as a liability in the accompanying balance sheet at September 30, 2016 (unaudited).

NOTE 10 – FAIR VALUE MEASUREMENTS

In accordance with U.S. generally accepted accounting standards, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The assets or liabilities fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The fair value of the shares underlying the put option were $2,443.15, $2,204.29, $2,246.68, $1,335.72, and $36.06 per share at September 30, 2016 (unaudited), September 30, 2015 (unaudited), December 31, 2015, December 31, 2014 (unaudited), and September 1, 2006 (unaudited), respectively, using the market approach. The market approach values a business by reference to guideline public companies, for which enterprise values are known. The guideline public company methodology derives valuation multiples from the operating data and share prices of similar publicly traded companies. The key subjective factors and assumptions used in the valuation primarily consisted of (i) the selection of the appropriate valuation model (ii) the selection of the appropriate comparable publicly traded companies and (iii) the weighting of the multiples derived from the financial data of these comparable publicly traded companies.

The shares underlying the put option are classified as Level 3 within the fair value hierarchy. Upon consummation of the Stockholder’s Agreement on September 1, 2006, the initial fair value of the 3,880 shares underlying the put option was $139,913. The table below sets forth a summary of changes in the fair value of the shares underlying the put option for the 9 months ended September 30, 2016 (unaudited) and year ended December 31, 2015:

January 1, 2015	$5,182,593
Change in fair value	3,534,525

December 31, 2015	8,717,118
Change in fair value (unaudited)	(1,143,353)

September 30, 2016 (unaudited)	$7,573,765

A loss of $3,370,052 is reflected in the change in fair value of put option liability in the accompanying statements of operations for the nine months ended September 30, 2015 (unaudited).

Changes in the fair value of the shares underlying the put option are included as change in fair value of put option liability in the accompanying statements of operations.

NOTE 11 – EMPLOYEE BENEFIT PLAN

Employees of TangenX are eligible to participate in their parent Company, Novasep, 401(k) plan (the “Plan”). The Company recorded expense of $53,522 and $47,207 (unaudited) for employer contributions to the Plan in the nine months ended September 30, 2016 and 2015, respectively. The Company recorded expense of $63,604 for employer contributions to the Plan in the year ended December 31, 2015.

NOTE 12 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through March 1, 2017 which is the date the financial statements were available to be issued. Based upon this evaluation no events required disclosure in or adjustment to the financial statements, other than the following:

On October 23, 2016, the Company entered into a Put Letter Agreement (the “Agreement”) with an employee that is a shareholder of the Company, as a result of the employee previously exercising their put option on July 28, 2016. In the Agreement, the Company and the employee agreed to the aggregate put purchase price of $1,345,000 to be paid to the employee on or before October 27, 2016.

Also on October 23, 2016, the Company and the same employee entered into the Bonus Agreement. In the Bonus Agreement, the Company and the employee agreed that the Company would pay the employee the Value Difference and Closing Bonus if the sale of the business was completed and the employee entered into a new employment agreement. The Value Difference was defined as a sum equal to the difference between the value of 4.86% of the purchase price (net of all transaction costs and expenses and working capital adjustments) realized and $1,345,000. The Closing Bonus was defined as $200,000.

In accordance with the above noted agreements, on October 25, 2016 the Company paid the employee $1,345,000 for the repurchase of shares; on December 14, 2016, the Company paid the employee in full $509,480 for the Value Difference; and on December 30, 2016, the Company paid the employee in full $200,000 for the Closing Bonus. The payments were in full satisfaction of both the Agreement and the Bonus Agreement.

On December 14, 2016, the Company was acquired by Repligen Corporation (“Repligen”) for approximately $37.1 million, net of a working capital adjustment of approximately $467,000. The Company’s operations subsequent to the acquisition date are included in Repligen’s results of operations.

On December 30, 2016, the Company paid its employees bonuses totaling $1,838,700, including the Closing Bonus noted above.